Exhibit 4.6



                       SPECIAL WARRANTS PURCHASE AGREEMENT

     THIS SPECIAL WARRANTS PURCHASE AGREEMENT, dated as of September 13,2002, 2002, is by and between Apollo Gold Corporation, a corporation incorporated under the laws of the Province of Ontario, Canada (the "Company"), and the party
                                                        -------
listed on the signature page of this Agreement (the "Investor").  It relates to
                                                     --------
the offer and sale (the "Offering") by the Company to the Investor and certain other persons (collectively, the "Investors") of Special Warrants (the
                                  ---------
"Warrants"). The Warrants shall be issuable in substantially the form set forth in Appendix I hereto. The Company has offered the Warrants in the United States and to citizens and residents of the United States in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the
                                                            ---
Securities Act of 1933, as amended (the "1933 Act").
                                         --------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     AGREEMENT TO PURCHASE; CLOSING
            ------------------------------

     (a)     Subscription for Warrants.  The Company hereby agrees to issue and
             --------------------------
sell to the Investor, and the Investor agrees to purchase from the Company the aggregate principal amount of Warrants set forth under such Investor's name on the signature page of this Agreement.

     (b)     Form and Method of Payment.  The Investor shall pay the purchase
             ---------------------------
price for the Warrants purchased hereby in United States Dollars by certified or bank checks or wire transfers as follows: BMO Nesbitt Burns Inc. ("BMO Nesbitt
                                                                   -----------
Burns"), in trust.  Prior to the Closing, the Company shall provide appropriate
-----
wire transfer instructions to the Investor to enable the Investor to make wire transfers of the purchase price for the purchased Warrants.

     (c)     Closing.  The date and time of the issuance and sale of the
             -------
Warrants (the "Closing Date") shall be at 10:00 a.m., New York City Time, on
               ------------
September 12, 2002 or at any other mutually agreed date and time.

     (d)     The Company's Conditions Precedent to Sale and Issuance of the
             --------------------------------------------------------------
Warrants.  The Investor understands that the Company's obligation to sell and
--------
issue the Warrants to the Investor on the Closing Date is conditioned upon:

          (i) The accuracy on the Closing Date of the representations and warranties of the Investors contained in this Agreement and other, similar agreements as if made on the Closing Date and the performance by the Investors on or before the Closing Date of all covenants and agreements of the Investors required to be performed on or before the Closing Date;

          (ii) The execution and delivery by the Investor of the U.S. Purchaser's Letter in the form furnished to the Investors for that purpose, filled out with the information requested therein;

                                                                       Exhibit A
                                                                          Page 2


          (iii) All necessary regulatory approvals for the Private Placement having been obtained; and

          (iv) The execution and delivery by the Investor of the Toronto Stock Exchange Questionnaire and Undertaking attached hereto as Annex I.

     (e)     The Investor's Conditions Precedent to the Sale of the Warrants.
             ---------------------------------------------------------------
The Company understands that the Investor's obligation to purchase the Warrants on the Closing Date is conditioned upon:

          (i) Delivery by the Company to the Investor of the Warrants in accordance with this Agreement;

          (ii) Delivery by any or all of the Investors through the issuance of certified or bank checks in the name of or the wire transfer of good funds to, BMO Nesbitt Burns as payment in full for Warrants as having an aggregate purchase price of not less than U.S. $7,035,180, including the Warrants to be purchased by the Investor hereunder;

          (iii) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Investors of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Investors may reasonably request;

          (iv) Receipt by the Investor on the Closing Date of an opinion of Canadian counsel, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Investor; and

          (v) All necessary regulatory approvals for the Private Placement having been obtained.

     2.     INVESTOR'S REPRESENTATIONS AND WARRANTIES
            -----------------------------------------

     The Investor represents and warrants to (and makes no other representations or warranties other than as set forth in this Agreement) and covenants and agrees with, the Company and any agent acting for the Company in connection with the offer and sale of the Warrants as follows:

     (a)     Purchase for Investment.  The Investor is purchasing the Warrants
             -----------------------
and, upon exercise of the Warrants, will acquire the Common Shares issuable upon such exercise (the "Warrant Shares"), for its own account for investment only
                    --------------
and not with a view towards the public sale or distribution thereof except for sales that are exempt from the registration requirements of the 1933 Act and/or resales registered under the 1933 Act. The Warrants and the Warrant Shares are collectively referred to as the "Securities." The Investor understands that its
                                 ----------
investment in the Securities involves a high degree of risk.

                                                                       Exhibit A
                                                                          Page 3


     (b)     Investors. The Investor is an "accredited investor" as that term is
             ---------
defined in Rule 501 of Regulation D under the 1933 Act.

     (c)     Reoffers and Resales.  All subsequent offers and sales of the
             --------------------
Securities by the Investor shall be made pursuant to registration of the Securities being offered and sold under the 1933 Act.

     (d)     Company Reliance.  The Investor understands that the Securities are
             ----------------
being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

     (e)     Information Provided.  The Investor and its advisors, if any, have
             --------------------
been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the management of the Company and have received complete and satisfactory answers to any such inquiries.

     (f)     Absence of Approvals.  Each Investor understands that no federal,
             --------------------
state or provincial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

     (g)     Purchase Agreement.  This Agreement has been duly and validly
             -------------------
authorized, executed, and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms.

     3.     COMPANY'S REPRESENTATIONS AND WARRANTIES
            ----------------------------------------

     The Company represents and warrants to, and covenants and agrees with, the Investor and any agent acting for the Company in connection with the offer and sale of the Warrants that:

     (a)     Organization and Authority.  The Company is a corporation duly
             --------------------------
organized and validly existing under the laws of the province of Ontario, Canada, and has all requisite corporate power and authority (i) to own, lease, and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

     (b)     Capitalization.  The authorized capital stock of the Company
             --------------
consists of an unlimited number of common shares.  Except as set forth in
Schedule 3(b) and its obligations to issue Common Shares upon conversion of the Warrants in connection with the Offering, the Company does not have outstanding any securities (or obligations to issue any such securities)

                                                                       Exhibit A
                                                                          Page 4


convertible into, exchangeable for or otherwise entitling the holders thereof to acquire Common Shares. The outstanding Common Shares and outstanding options, warrants, and other securities to purchase Common Shares have been duly authorized and validly issued. None of such outstanding Common Shares, options, warrants, and other securities has been issued in violation of the preemptive rights of any security holder of the Company. Except as set forth on Schedule 3(b), no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered.

     (c)     Concerning the Securities.  The Securities have been duly
             -------------------------
authorized and the Warrant Shares, when issued upon due conversion of the Warrants will be duly and validly issued, fully paid, non-assessable, and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any security holder of the Company or any other person to acquire any securities issued by the Company.
The Common Stock currently is listed for trading on the Toronto Stock Exchange ("TSE") under the symbol "APG" and, (i) the Company and the Shares meet the
  ---
currently applicable criteria for continued listing and trading on the TSE; (ii) except as set forth in Schedule 3(c), the Company has not been notified in the last two years by the TSE of any failure or potential failure to meet the criteria for continued listing and trading on the TSE; (iii) no suspension of trading in the Common Shares is in effect; (iv) the Company knows of no reason that upon issuance, the Warrant Shares will not be eligible for listing on the TSE; and (v) the Company has delivered, or will deliver, prior to the Closing Date, to the TSE all required notices.

     (d)     Purchase Agreement; Warrants.  This Agreement and the Warrants have
             -----------------------------
been duly and validly authorized by the Company. This Agreement and the Warrants have been duly executed and delivered on behalf of the Company and are valid and binding obligations of the Company.

     (e)     Non-contravention.  The execution and delivery of this Agreement by
             -----------------
the Company and the issuance by the Company of the Securities, as contemplated by this Agreement, and completion of the other transactions contemplated in this Agreement and the Warrants, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default or give rise to any right of termination, cancellation or acceleration under, the corporate charter or other governing documents of the Company, or, except as has been waived, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

     (f)     Approvals.  No authorization, approval or consent of any court,
             ---------
governmental body or regulatory agency is required to be obtained by the Company for (i) the issuance and sale of the Warrants, as contemplated by this Agreement, and (ii) the issuance of Warrant Shares upon conversion of the Warrants, except for the filing of one or more Forms D with respect to the Securities as required under Regulation D under the 1933 Act and the conditional listing approval of the TSE.

                                                                       Exhibit A
                                                                          Page 5


     (g)     Information Provided.  All periodic reports, statements and other
             --------------------
documents that the Company has filed with the Ontario Securities Commission ("OSC") since June 28, 2002 (collectively, the "Disclosure Documents"), as of
  ---                                           --------------------
the date on which they were filed did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     (h)     Absence of Certain Changes.  Except as disclosed in the Disclosure
             --------------------------
Documents or in press releases, since June 28, 2002 there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

     (i)     Absence of Certain Proceedings.  Except for the notice received by
             ------------------------------
the Company from the Toronto Stock Exchange regarding its listing status, there is no action, suit or proceeding, before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

     (j)     OSC Filings.  The Company has timely filed all required forms,
             -----------
reports and other documents with the OSC. All such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the OSC.

     (k)     No Solicitation.  No form of general solicitation or general
             ---------------
advertising was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Securities in the United States or elsewhere or to citizens or residents of the United States or elsewhere. Neither the Company nor any person authorized to act on its behalf has sold or offered for sale any Warrants, or solicited any offers to buy any Warrants so as thereby to cause the issuance or sale of any of the Securities to be in violation of Section 5 of the 1933 Act or other securities laws. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act and all other applicable securities laws, assuming the accuracy of the representations and warranties of each of the Investors to the extent relevant for such determination.

     (l)     Financial Statements; Contracts.  The financial statements of the
             -------------------------------
Company included in the Disclosure Documents were prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or in a subsequently filed Disclosure Document,
(ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements, or (iii) present accurately and completely the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited

                                                                       Exhibit A
                                                                          Page 6


statements, to normal, immaterial year-end audit adjustments). Neither the Company nor, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any contract, which breach or violation relates to indebtedness for borrowed money or would have a material adverse effect on the Company's operations taken as a whole ("Material Adverse Effect").
                                                      -----------------------
No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company under any contract which breach or default would have a Material Adverse Effect.

     (m)     Certain Practices.  Neither the Company, nor any director, officer
             -----------------
and, to the best knowledge of the Company, any agent, employee or other person acting on behalf of the Company has, in the course of his or her actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

     (n)     Tax Status.  The Company (i) will not be either (A) a foreign
             ----------
personal holding company (an "FPHC") within the meaning of Section 552 of the Internal Revenue Code of 1986, as amended (the "Code"), (B) a controlled foreign corporation (a "CFC") within the meaning of Section 957 of the Code, or (C) a passive foreign investment company (a "PFIC") within the meaning of Section 1297 of the Code, in each case, for its taxable year ending December 31, 2002 and
(ii) will not likely become either an FPHC, a CFC, or a PFIC thereafter.

          4.     CERTAIN COVENANTS AND ACKNOWLEDGMENTS
                 -------------------------------------

     (a)     Transfer Restrictions.  The Investor acknowledges that the Warrants
             ---------------------
have not been registered under the 1933 Act, and the other Securities have not been and are not being registered under the 1933 Act, and may not be transferred in any transaction to which U.S. securities laws apply unless (i) subsequently registered thereunder or (ii) such Investor has delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope, and substance to the Company, to the effect that the Securities to be sold or transferred are being sold in compliance with an exemption from such registration other than Rule 144
under the 1933 Act or (iii) in compliance with Rule 144 under the 1933 Act.   In
addition, the Investor acknowledges that neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder. The Subscriber agrees to comply with all applicable securities laws, regulations, rules or orders or policies concerning the purchasing and holding of the Warrants and concerning any resale of such securities, including execution and filing of any required private placement reports.

     (b)     Restrictive Legend.  The Investor acknowledges and agrees that the
             ------------------
certificates for the Securities shall bear restrictive legends in substantially the following form or as otherwise

                                                                       Exhibit A
                                                                          Page 7


required by applicable securities laws (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF APPLICABLE AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER U.S. SECURITIES LAWS."

     IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, ANY OTHER SECURITIES COMMISSION OR REGULATORY AUTHORITY AND MAY ONLY BE TRANSFERRED OR RESOLD IN COMPLIANCE WITH THE SECURITIES LAWS APPLICABLE IN THE JURISDICTION IN WHICH SUCH TRANSFER OR RESALE IS TO BE EFFECTED.

     UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE EXPIRATION OF FOUR MONTHS AND ONE DAY FROM THE DAY HEREOF.

In addition, the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Warrant Shares) provided that the Warrant Shares are
(i) listed on the Toronto Stock Exchange, and (ii) not freely tradable:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

     (c)     Authorization for Trading; Reporting Status.  As soon as
             -------------------------------------------
practicable after the Closing Date, the Company shall prepare and submit the final documentation with the TSE with respect to the Warrant Shares and use best efforts to maintain the listing of the Common Shares on the TSE.

                                                                       Exhibit A
                                                                          Page 8


     (d)     Use of Proceeds. The proceeds of sale of the Warrants will be used
             ---------------
for the purposes described in the Private Offering Memorandum.

     (e)     Blue Sky Laws.  On or before the Closing Date, the Company shall
             -------------
take such action as shall be necessary to qualify, or to obtain an exemption from qualification for, the Warrants to be sold to the Investor pursuant to this Agreement and the Warrant Shares for issuance to the Investor, under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the offer and sale of the Warrants pursuant to this Agreement. The Company shall furnish copies of all filings, applications, orders, and grants or confirmations of exemptions relating to such securities or "blue sky" laws to the Investor within five days of filing or receipt thereof, as the case may be.

     (f)     Reservation of Common Shares.  The Company shall take all action
             -----------------------------
necessary so that a number of shares of the authorized but unissued Common Stock sufficient to provide for the issuance of all Warrant Shares issuable hereunder are at all times reserved by the Company, free from preemptive rights, for such issuance.

     (g)     Brokers' or Finders' Fees.  Except as set forth in the Private
             -------------------------
Offering Memorandum, the Company and the Investor represent and warrant to each other that they have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, or agents' commission or other like payment in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify and hold the other parties harmless from and against any obligation or liability for brokers' or finders' fees or agents' commissions or other like payment based in any way on agreements, arrangements or understandings claimed to have been made by such indemnifying party with any third party.

     (h)     Transfer Taxes.  All stamp, transfer, documentary, sales and use,
             --------------
value added, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement or any other transaction contemplated hereby (collectively, the "Transfer Taxes") shall be paid by the Company, and the Company shall, at its own expense, procure any stock transfer stamps required by, and properly file on a timely basis all necessary tax returns and other documentation with respect to, any Transfer Tax.

     5.      MISCELLANEOUS
             -------------

     (a)     Governing Law.  This Agreement shall be governed by and interpreted
             -------------
in accordance with the laws of the State of New York.

     (b)     Counterparts.  This Agreement may be executed in counterparts and
             -------------
by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

     (c)     Headings, etc.  The headings, captions and footers of this
             -------------
Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                                                                       Exhibit A
                                                                          Page 9


     (d)     Severability.  If any provision of this Agreement shall be invalid
             ------------
or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (e)     Amendments.  No amendment, modification, waiver, discharge or
             ----------
termination of any provision of this Agreement nor consent to any departure by the Investor or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

     (f)     Waivers.  Failure of any party to exercise any right or remedy
             -------
under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

     (g)     Notices.  Any notices required or permitted to be given under the
             -------
terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective upon receipt (or on the next business day, if the date of such receipt is not a business day), if delivered personally or by courier, in the case of the Company addressed to the Company at 175 Bloor Street East, North Tower, Suite 710, Toronto, Ontario M4W 3R8 or, in the case of the Investor, at its address shown on the signature page of this Agreement, or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision. The Investor hereby designates as its address for any notice required or permitted to be given to the Investor pursuant to the Warrants the address shown on the signature page of this Agreement, until such Investor shall designate another address for such purpose.

     (h)     Survival; Indemnification.  The respective representations,
             --------------------------
warranties, covenants, and agreements of the Investor and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Warrants and the issuance of the Warrants and the Warrant Shares, and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them. The Company agrees to indemnify and hold harmless the Investor and each of the Investor's officers, directors, shareholders, members, employees, partners, agents and affiliates (each an "Indemnitee") for loss or damage to the extent arising as a result of or related
 ----------
to (a) any breach by the Company of any of its representations or covenants set forth herein or (b) any cause of action, suit or claim brought or made against any Indemnitee (other than actions, suits or claims by the Company for breach of this Agreement by any Indemnitee or by governmental or regulatory authorities) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto or contemplated hereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of Investor as an investor in the Company, provided,
                --------

                                                                       Exhibit A
                                                                         Page 10


however, the Company shall have no obligation to indemnify any such person to
-------
the extent such loss or damage arises out of or results from a breach by any Indemnitee of this Agreement.

     (i)     Entire Agreement.  This Agreement and the annexes and schedules
             -----------------
attached hereto set forth the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

     (j)     Binding Nature of Agreement.  This Agreement shall be binding upon
             ---------------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (k)     Third-Party Beneficiaries.  Nothing in this Agreement shall be
             -------------------------
construed so as to confer any benefit on any person other than the parties hereto and their respective successors and permitted assigns.

     (l)     Termination.  The Company and the Investor shall each have the
             -----------
right to terminate this Agreement if the Closing Date shall not have occurred on or before September 30, 2002 other than solely by reason of a breach of this Agreement by such terminating party. Any such termination shall be effective upon the giving of notice thereof by the Company or the Investor, as applicable. Upon such termination, the terminating party shall have no further obligation to the other party hereunder and the other party shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

     (m)     Further Assurances.  Each party to this Agreement will perform any
             ------------------
and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     (n)     Construction.  The language used in this Agreement will be deemed
             -------------
to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (o)     Press Releases and Public Announcements.  The Company and BMO
             ---------------------------------------
Nesbitt Burns shall have the right to approve before issuance any press releases, OSC or other filings, or any other public statements, with respect to the transactions contemplated hereby; provided, however, that the Company shall
                                      --------  -------
be entitled, without the prior approval of BMO Nesbitt Burns, to make any press release or OSC, TSE or other public filings with respect to such transactions as is required by applicable law and regulations or contemplated herein (although BMO Nesbitt Burns shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

     (p)     Remedies; Characterizations. The remedies provided in this
             ---------------------------
Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor's right to actual damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to the Investor that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Investor and shall not, except as expressly

                                                                       Exhibit A
                                                                         Page 11


provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (q)     Reliance.  The Investor and the Company agree that any agent of the
             --------
Company in connection with the offer and sale of the Warrants may rely on the representations, warranties and covenants of the parties herein as intended third party beneficiaries.

                                                                       Exhibit A
                                                                         Page 12


     IN WITNESS WHEREOF, this Agreement has been duly executed by the Investor and the Company by their respective officers thereunto duly authorized as of the date set forth above.



                                           APOLLO GOLD CORPORATION


                                           By: /s/
                                              ----------------------------------
                                              Name:
                                              Title:


INVESTOR:

Name:
     ----------------------------


     By:
        ------------------------------
     Title:
           ---------------------------

Address:
         -----------------------------

         -----------------------------

Telephone:
          ----------------------------
Facsimile:
          ----------------------------

Federal Tax Id. No.:
                    ------------------


Number of Special Warrants:
                           --------

Aggregate Principal
Amount of Special Warrants:
                           --------

                                                                       Exhibit A

                                  SCHEDULE 3B

          OUTSTANDING SECURITIES OF APOLLO GOLD CORPORATION CONVERTIBLE
            INTO, EXCHANGEABLE FOR OR OTHERWISE ENTITLING THE HOLDERS THEREOF TO ACQUIRE COMMON SHARES AS AT AUGUST 27, 2002.


1. DEBENTURE WARRANTS - 7,187,500 warrants, each warrant entitling the holders thereof to acquire one post-consolidation common share at a price of US$1.60 per share until March 21, 2004.

2. COMPENSATION WARRANTS - 718,750 warrants, each warrant entitling the holders thereof to purchase one post-consolidation common share at a price of US$1.60 per share until March 21, 2004.

3. ARRANGEMENT OPTIONS - 2,780,412 options, each option entitling the holders thereof to acquire one common share at a price of US$0.80 per share. These options have a term of five years and one-quarter of these options vest every six months. These options were issued or are issuable to key management, officers and directors of Apollo pursuant to the plan of arrangement.

4. BONUS SHARES - the plan of arrangement for the corporation provided that it would issue up to 530,000 post consolidation common shares to eligible executives. The board of directors of Apollo was charged with the responsibility of determining who would be issued such shares. These determinations are to be made on prescribed performance criteria and may be issued up to two years following the effective date of the plan of arrangement.

                                                                       Exhibit A


                                  SCHEDULE 3C

                         TORONTO STOCK EXCHANGE NOTICES
                    REGARDING CONTINUED LISTING REQUIREMENTS


1. On November 26, 2001 the Toronto Stock Exchange (the "TSX") advised the Corporation that it was reviewing the Corporation with respect to its compliance with the TSX's continued listing requirements. The original notice required that the Corporation provide evidence of its compliance with the continued listing requirements on or before March 26, 2002. This date was extended to June 28, 2002 in a second TSX notice. The successful completion of the Plan of Arrangement has now allowed the Corporation to satisfy the TSX continued listing requirements.